AGREEMENT NO. VPC-

          AGREEMENT FOR RESALE OF LUCENT TECHNOLOGIES INTERACTIVE VOICE
                    RESPONSE PRODUCTS BY AUTHORIZED RESELLER


Agreement effective as of _______________, between Lucent Technologies Inc., by and for its Business Communications Systems unit, ("Lucent"), a Delaware corporation having an office at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 and Spanlink Communications, ("Reseller"), a Corporation organized under the laws of Minnesota having its principal office at 7125 North Terrace, Brooklyn Park, MN 55428, and Inacom Communications, Inc., a Delaware corporation ("MVPC"), with offices at Technologies Center, 13831 Chalco Valley Parkway, Omaha, Nebraska 68138.

1.       TERM

This Agreement shall become effective on the date first set forth above, and shall continue in effect for an initial term ending one year after the date first set forth above, unless earlier terminated as provided herein. This Agreement will be renewed for additional one-year terms so long as Reseller and Lucent continue to meet their obligations hereunder and this Agreement has not been earlier terminated pursuant to Section 12 hereof. Such renewal will be evidenced by a written agreement signed by the parties hereto.

2.       DEFINITIONS

         2.1 "End User" means a third party to whom Reseller markets or sells Products and provides Licensed Materials together with Lucent's End User License for such Licensed Materials, for use by such third party in the ordinary course of its business within the Area or Territory set forth in Appendix A and not for resale.

         2.2 "Licensed Materials" means the System software and related documentation listed in Appendix A. Lucent shall have the right to add System software and related documentation to Appendix A upon written notice to Reseller.

         2.3 "Product" or "Lucent Product" means an Lucent Voice Processing product listed in Appendix A. Each Product consists of one or more Product Components. The set of Product Components that may be used to equip a Product is determined solely by Lucent. Lucent shall have the right to add products to Appendix A upon written notice to Reseller.

         2.4 "Services" means those installation and post warranty maintenance services furnished to End Users in connection with Products marketed or Licensed Materials transmitted by Reseller.

3.       RESELLER APPOINTMENT

         3.1 Lucent hereby appoints Reseller, and Reseller hereby accepts an appointment, to be an authorized Lucent Reseller, also referred to as an "Authorized Voice Processing Co-Marketer" for the limited purpose of marketing the Products and providing the Licensed Materials listed in Appendix A to End Users. Lucent's appointment of Reseller is predicated on Reseller's agreement to achieve its forecasts and on the successful completion by Reseller's personnel of the training requirements set forth in Section 4 of this Agreement.

         3.2 Reseller shall have no right to authorize others to resell or market the Products or to provide the Licensed Materials set forth in Appendix A and any such authorization or attempted authorization shall be void and without effect. Reseller is not authorized to employ sales agents (other than an employee of Reseller) or other independent contractors to market the Products or to provide the Licensed Materials unless this Agreement contains a Sales Agency Addendum. Reseller agrees that it has no exclusive right to market the Products or to provide the Licensed Materials, and that no franchise is granted to Reseller herein. No payment of any fee or equivalent charge is required of Reseller by Lucent as a condition of entering into this Agreement.

         3.3 Lucent expressly reserves both the right to contract with others to market the Products and provide the Licensed Materials and to itself directly engage in such marketing and licensing.

         3.4 The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of franchiser and franchisee, joint venturers, or principal and agent. Neither party shall have any authority to assume or create obligations on the other's behalf with respect to Products or Licensed Materials, and neither party shall take any action that has the effect of creating the appearance of its having such authority. The term "Authorized Voice Processing Co-Marketer ("VPC"), as used by Lucent to identify an authorized reseller of its voice processing products and provider of its Licensed Materials, such as Reseller, is not intended to, nor under the terms of this Agreement does it in fact, create a joint marketing relationship or obligation between Lucent and Reseller. There are no obligations between Lucent and Reseller's customers other than those stated in this Agreement.

         3.5 All persons furnished by Reseller shall be considered solely Reseller's employees, and Reseller shall be solely responsible for payment of all their unemployment, Social Security and other payroll taxes including contributions from Reseller when required by law.

4.       RESELLER RESPONSIBILITIES

         4.1 Reseller has submitted to Lucent a "Voice Processing Co-Marketer Application". Reseller certifies and warrants that, to the best of its knowledge, the information in that application is current, accurate, complete and not misleading. Reseller also agrees during the term of this Agreement to notify Lucent immediately in writing and describe in detail any significant or material change in such information.

         4.2 Reseller agrees to devote its best efforts to promote and market Products and provide Licensed Materials to End Users. Reseller also warrants that it will conduct its business in a manner that reflects favorably on the quality image of Lucent and its Products and Licensed Materials.

         4.3 Reseller represents and warrants that it is able to resell and provide interactive voice response systems such as the Products and Licensed Materials and is able, when appropriate to Provide additional materials to operate with the Products or Licensed Materials, (hereinafter "Value-Added Equipment or Systems"), the Value-Added Equipment or Systems being respectively sold and provided by Reseller only to end user customers in the United States for such customers' internal use. Reseller further certifies that such incorporation shall add substantial value to such Products in the form of hardware, software or customer-specific applications software which is manufactured or developed directly by Reseller, which value added (hereinafter "Added Value") shall significantly enhance the functions, capabilities and marketability of the Products.

         4.4 Reseller agrees to provide its own license terms for software developed by Reseller, which license terms shall be clearly separate from the terms of the Lucent License for the System software.

         4.5 Reseller represents that it will purchase a minimum of $100,000.00 worth of Products for resale to End Users during the initial term of this Agreement.

         4.6 Reseller agrees to provide and consistently maintain at least one
(1) salesperson and one (1) marketing and sales support person trained on the Products and Licensed Materials and at least one (1) technician trained on the installation and maintenance of the Products and Licensed Materials. The training that Lucent requires Reseller personnel to undergo is set forth in Appendix B.

Reseller shall train End Users in the effective use of the Products and Licensed Materials, including providing any instructional material furnished to Reseller by Lucent.

         4.7 Reseller shall inform End Users of the Services available from Reseller or Lucent, as appropriate.

         4.8 Reseller shall report promptly to Lucent all known or suspected Product defects or safety problems and keep Lucent informed of End User complaints with respect to Products or Licensed Materials.

         4.9 Reseller shall comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations, including, by way of illustration and not limitation, compliance with all requirements of Part 68 of the Federal Communication Commission's (FCC) Rules and Regulations and the Federal Export Administration Act of 1969, 50 U.S.C. Sections 2401-2414.

         4.10. Reseller-shall purchase or otherwise obtain new Lucent Products and Licensed Materials only from the MVPC identified in this agreement, which shall have purchased and obtained them only from Lucent through its Distribution Development and Management organization.

         4.11 To ensure fulfillment of Lucent's Product warranties to End Users, to ensure End User safety, to ensure End Users receive the latest information concerning the use of Products and enhancements thereto and to maintain End User satisfaction, Reseller agrees to maintain and make available to Lucent on reasonable request an accurate and complete list of Reseller's Product End Users by name and address, the Product installation address (if different), the Product Components furnished to each End User and the transaction date. Reseller shall also retain such information in list form for a period of five (5) years from the transaction date. The obligation to maintain and make such information available to Lucent shall survive expiration or termination of this Agreement.

5.       PRODUCT AND LICENSED MATERIAL CHANGES

         Lucent may, at any time without advising Reseller, delete any Product or Licensed Material from Appendix A, make changes in the Products or Licensed Materials or modify the drawings and specifications relating thereto, or substitute Products or Licensed Materials of later design to fill an order, provided the changes, modifications or substitutions under normal and proper use do not adversely impact upon form, fit or function or are recommended by Lucent to enhance safety.

6.       USE OF INFORMATION

         All technical and business information and trade secrets in any form furnished to Reseller under or in contemplation of this Agreement and identified as or known by Reseller to be proprietary to Lucent (all hereinafter designated "Information") shall remain the property of Lucent. Unless Lucent otherwise expressly agrees in writing, such Information: (i) shall be treated in confidence by Reseller and used by Reseller only for the purposes of performing Reseller's obligations under this Agreement; (ii) shall not be disclosed to anyone, except to employees of Reseller and End Users to whom such disclosure is necessary to the use for which rights are granted hereunder; (iii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement; and (iv) shall, together with any copies thereof, be returned, be destroyed or, if recorded on an erasable storage medium, be erased when no longer needed or when this Agreement terminates, whichever occurs first. Any copies made as authorized herein shall contain the same copyright notice or proprietary notice or both that appear on the Information copied. The above conditions do not apply to any part of the Information which is or becomes known to Reseller free of any obligation to keep same in confidence.

7.       LICENSE

         7.1 Upon delivery of Lucent Licensed Materials to Reseller, Lucent grants to Reseller a personal and non-exclusive right to use such Licensed Materials in the Area and Territory solely to fulfill its duties and obligations under this Agreement. NO TITLE OR OTHER OWNERSHIP RIGHTS IN INTELLECTUAL PROPERTY OR OTHERWISE IN THE LICENSED MATERIAL OR ANY COPY THEREOF SHALL PASS TO RESELLER UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE HEREUNDER.

         7.2 Reseller agrees: (i) to make only those copies of Licensed Materials necessary for its use under this Agreement and assure that such copies contain any proprietary or copyright notice appearing on the Licensed Materials being copied; (ii) not to reverse engineer, decompile or disassemble the Licensed Materials or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Licensed Materials; (iii) not to export the Licensed Materials out of the United States of America, and (iv) not to use the Licensed Materials directly for any third person or permit any third person to use the Licensed Materials except as necessary under this Agreement.

         7.3 Lucent further grants to Reseller the right to furnish Licensed Materials to End Users coincident with the sale of Lucent Products utilizing such Licensed Materials, provided, however, that unless the Licensed Materials come with a limited use license, which may be in the form of a shrink-wrap (break-the-seal) agreement or in the standard Product documentation provided by Lucent for delivery to the End User with the Products, Reseller obtains agreement in writing from the End User, before or at the time of furnishing each copy of Licensed Materials, in the form set forth in Appendix A to this Agreement.

8.       TRADEMARKS

         8.1 Lucent grants Reseller permission to utilize certain Lucent designated trademarks, insignia, and symbols ("Marks") in Reseller's advertising and promotion of Lucent Products furnished hereunder, provided such use conforms to Lucent's standards and guidelines. Reseller shall not do business under any Mark or any derivative or variation thereof, and Reseller shall not directly or indirectly hold itself out as having any relationship to Lucent or its affiliates other than as an "Authorized Lucent Reseller" or other Lucent approved term. Marks may only be used by Reseller to advertise and promote the Lucent Products during the term of this Agreement. Marks are not to be used by Reseller in any way to imply Lucent's endorsement of products, licensed materials or services not furnished hereunder, such as used or unused products originally manufactured by Lucent. Marks are not to be used by Reseller in advertising or marketing materials, including print media, radio, television, broadcast facsimile, telemarketing or Internet websites, that reach End User prospective customers outside Reseller's Area. Such uses of Marks will be cause for immediate termination of this Agreement. Reseller will not alter or remove any Mark applied to Lucent Products without the prior written approval of Lucent. Nothing in this Agreement creates in Reseller and Reseller agrees not to assert, any rights in the Marks.

         8.2 All Reseller-initiated advertisements or promotions using Marks or any reference thereto, whether under a promotional allowance program or otherwise, shall receive prepublication review and approval by Lucent with respect to, but not limited to context, style, appearance, composition, timing and media.

         8.3 This Agreement does not give Reseller any rights to use the logo or trademark of AT&T Corp. Such rights cannot be obtained under this Agreement or any other Agreement with Lucent Technologies Inc.

9.       PRODUCT WARRANTY

         9.1 Reseller may, but is not required to, provide warranties and remedies in addition to but not less than the warranties and remedies set forth in Section 9.2. Reseller shall inform the End User of Lucent's Limitation of Liability as set forth in Section 10 of this Agreement, in a reasonable manner. Lucent has warranted to MVPC the title of the Lucent Products purchased by MVPC from DDM and resold to Reseller under this Agreement. This warranty of title is the only warranty provided to Reseller.

         9.2 Reseller shall, before or at the time of delivery of Lucent Products, advise an End User of the following":

                  a. that the Lucent Products may contain remanufactured parts that are equivalent to new in performance and appearance;

                  b. that there is a toll fraud exclusion in Lucent's warranty, with a specific reference to the words of that exclusion and an explanation of the meaning of those words;

                  c. that the Lucent Products are warranted on the Delivery or In-Service Date, whichever is applicable, and for a period of one (1) year thereafter to operate in accordance with Lucent's standard published specifications and if any Lucent Products are not operational during the warranty period, that the End User shall notify the Reseller who at its option will replace or repair those Lucent Products without charge.
Replaced Lucent Products become the property of Reseller; and

                  d. THAT LUCENT AND ITS AFFILIATES AND SUPPLIERS MAKE NO OTHER WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

         9.3 EXCEPT FOR THE WARRANTY OF TITLE TO DISTRIBUTOR AND THE LIMITED PRODUCT WARRANTY TO DEALER'S END USERS REFERENCED IN THIS SECTION, LUCENT, ITS AFFILIATES AND SUPPLIERS MAKE NO WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

10.      LIMITATION OF LIABILITY

         EXCEPT FOR PERSONAL INJURY AND EXCEPT FOR THE LIABILITY EXPRESSLY ASSUMED BY LUCENT UNDER SECTION 11 OF THIS AGREEMENT, THE LIABILITY OF LUCENT AND ITS PARENT OR AFFILIATES FOR ANY CLAIMS, LOSSES, DAMAGES OR EXPENSES FROM ANY CAUSE WHATSOEVER (INCLUDING CLAIMS OF INFRINGEMENT AND ACTS OR OMISSIONS OF THIRD PARTIES) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE DIRECT DAMAGES PROVEN OR THE REPAIR, REPLACEMENT COSTS (INCLUDING THE COSTS OF COVER) OR PURCHASE PRICE OF THE PRODUCTS OR SERVICE THAT DIRECTLY GIVES RISE TO THE CLAIM. IN NO EVENT SHALL LUCENT OR ITS PARENT OR AFFILIATES BE LIABLE TO RESELLER OR TO ANY OTHER COMPANY OR ENTITY FOR ANY INCIDENTAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE (INCLUDING LOST-PROFITS OR REVENUES) ARISING OUT OF THIS AGREEMENT. NO ACTION OR PROCEEDING AGAINST LUCENT MAY BE COMMENCED MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

11.      INDEMNITY

         11.1 Reseller will indemnify Lucent for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on strict tort liability, breach of warranty, or the intentional or negligent acts or omissions of Reseller. Reseller's obligation to indemnify Lucent will be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Lucent, breach of an Lucent warranty, or the intentional or negligent acts or omissions of Lucent, unless liability for such acts or omissions of Lucent is otherwise excluded in other sections of this Agreement. Reseller's obligation to indemnify Lucent shall be contingent upon: (1) Lucent promptly notifying Reseller in writing of the existence of any claim or suit that may result in a settlement or judgment for which Reseller may be obligated to indemnify Lucent;
(2) Lucent giving Reseller full opportunity and authority to assume sole responsibility to settle and defend any such claim or suit; and (3) Lucent furnishing to Reseller upon reasonable request all information and assistance that Reseller deems to be reasonably required to settle or defend such claim or suit. This indemnity is in lieu of all other obligations of Reseller, express or implied, in law or in equity, to indemnify Lucent for claims or suits covered by this section. Reseller's liability to indemnify Lucent shall in no event exceed $500,000.

         11.2 Unless Lucent's liability is otherwise limited or excluded in other sections of this Agreement, Lucent will indemnify Reseller for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on the strict tort liability of Lucent, breach of an Lucent warranty, or the intentional or negligent acts or omissions of Lucent. Lucent's obligation to indemnify Reseller shall be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Reseller, breach of a Reseller warranty, or the intentional or negligent acts or omissions of Reseller or any other third party not under Lucent's direct control. Lucent's obligation to indemnify Reseller will be contingent upon: (1) Reseller promptly notifying Lucent in writing of the existence of any claim or suit that may result in a settlement or final judgment for which Lucent may be obligated to indemnify Reseller; (2) Reseller giving Lucent full opportunity and authority to assume sole responsibility to settle or defend any such claim or suit; and (3) Reseller furnishing to Lucent upon reasonable request all information and assistance available to Reseller that Lucent deems to be reasonably required to settle or defend such claim or suit. THIS INDEMNITY IS IN LIEU OF ALL OTHER OBLIGATIONS OF LUCENT, EXPRESS OR IMPLIED, IN LAW OR IN EQUITY, TO INDEMNIFY RESELLER FOR CLAIMS OR SUITS COVERED BY THIS SECTION. LUCENT'S LIABILITY TO INDEMNIFY RESELLER SHALL IN NO EVENT EXCEED $500,000.

         The party electing to take responsibility for settling or defending any claim or suit covered by this Section will be responsible for the attorney's fees and costs incurred by said party to settle or defend such claim or suit.

12.      TERMINATION OF AGREEMENT

         12.1 Either party may terminate this Agreement without cause upon ninety (90) days prior written notice to the other party.

         12.2 Lucent may terminate this Agreement upon sixty (60) days prior written notice to Reseller if: (I) Reseller fails to achieve the Product and Licensed Materials purchase representations or to maintain the level of personnel and training set forth in Section 4 of this Agreement; (ii) Reseller fails to provide an acceptable quality of service to End Users in accordance with Lucent's Quality Policy; or (iii) there occurs any significant change in the management or control of Reseller.

         12.3 Except as otherwise provided in this Agreement, either party may terminate this Agreement upon thirty (30) days prior written notice if the other party has defaulted in the performance or has breached its obligations under this Agreement, and such breach or default remains uncured for a period of twenty (20) days following receipt of notice of such breach or default.

         12.4 Lucent may terminate this Agreement upon twenty-four (24) hours written notice if Reseller has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Products listed in Appendix A to any third party other than an End User; (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Products listed in Appendix A; (vi) sold or attempted to resell any Lucent Interactive Voice Response Products not previously authorized by Lucent under this Agreement or that are obtained from a source other than the MVPC; (vii) failed to comply with Lucent's guidelines for the proper use of Lucent's Marks, or (viii) misrepresented, by statement or by omission, Reseller's authority to resell under this or any other written agreement with Lucent that is limited to specific Lucent products or services, by stating or implying, by use of an Lucent Mark or otherwise, that the authority granted in this or such other agreement applies to any Lucent product or service not covered by this or such other agreement.

         12.5 Notwithstanding such termination rights, Lucent reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code.

         12.6 Upon termination of this Agreement neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, on account of the loss by Lucent or Reseller of present or prospective profits on sales or anticipated sales, good will, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Reseller's business except that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to Products or Licensed Materials sold hereunder or any indebtedness then owing by either party to the other.

         12.7 Upon termination or expiration of this Agreement, Reseller shall immediately:

         a. provide the original seller of the Products or licensor of the Licensed Materials still in Reseller's possession or control and not already identified with an executed End User contract, with the first right to repurchase any Products or relicense any Licensed Materials.

         b. discontinue any and all use of Marks, including but not limited to such use in advertising or business material of Reseller, except to identify the Products or Licensed Materials; provided that if Reseller's remaining inventory is not repurchased by the original seller, Reseller may continue using Marks as authorized in this Agreement for an additional ninety (90) days for the limited purpose of marketing such inventory to End Users after termination is effective;

         c. return at Reseller's expense all Lucent Proprietary Information except that which Lucent determines is necessary to operate and maintain previously furnished Products or Licensed Materials;

         d. cease holding itself out, in any manner, as an Lucent authorized reseller of the Products or sublicensor of the Licensed Materials;

         e. notify and arrange for all publishers and others (including, but not limited to, publishers of telephone and business directories) who may identify list or publish Reseller's name as an Authorized Lucent Voice Processing Co-Marketer of Products or Licensed Materials, to discontinue such listings; and

         f. on Lucent's request, provide Lucent with all source programs, technical documentation and other information related to customer-specific applications programs developed by Reseller for any End User using a Product or Licensed Materials listed in Appendix A, to the extent required by Lucent for maintenance, modification or correction of the most current version of such customer-specific applications program developed for the End User, and grant to Lucent a non-exclusive worldwide license to use such materials for such purposes. The preceding sentence shall only apply to the extent Reseller is unable or unwilling to maintain, modify or correct said customer-specific application previously installed by Reseller, or this Agreement has been terminated by reason of Reseller's having: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or having had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; or (iii) been involved in an assignment for the benefit of its creditors. Nothing in this paragraph is intended to give Lucent the right or license to use or distribute said source program, technical documentation, other information or the customer-specific application program for or to any other Lucent customer without the prior written consent of the Reseller.

13.      SURVIVAL OF OBLIGATIONS

         The respective obligations of Reseller and Lucent under this Agreement that by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration hereof, such as, by way of example only, the obligations pursuant to the following Sections: USE OF INFORMATION, TERMINATION OF AGREEMENT, CONFIDENTIALITY, LIMITATION OF LIABILITY, INDEMNITY and TRADEMARKS.

14.      SEVERABILITY

         If any section, or clause thereof, in this Agreement is held to be unenforceable, then the meaning of such section or clause will be construed so as to render it enforceable, to the extent feasible; and if no reasonable interpretation would save such section or clause, it will be severed from this Agreement and the remainder will remain in full force and effect. However, in the event such section or clause is considered an essential element of this Agreement by either Lucent or Reseller, the parties shall promptly negotiate a replacement therefor.

15.      ASSIGNMENT

         Reseller shall not assign any right or interest under this Agreement or delegate any work or other obligation to be performed or owed by Reseller under this Agreement without the prior written consent of Lucent. Any assignment or delegation by reseller without such consent shall be void and ineffective. Lucent shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part at any time upon notice to Reseller and without Reseller's consent, to any present or future affiliate of Lucent or to another entity in connection with the sale or transfer to such other entity of all or substantially all of Lucent's business assets used in performance of this Agreement.

16.      NON-WAIVER

         No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

17.      NOTICES

         All notices under this Agreement shall be in writing and shall be given in person, by telegram or by U.S. mail, addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by written notice to the other. All written notices sent by mail shall be sent first class or better, postage prepaid. All notices shall be deemed to have been given on the earlier of the date actually received or the third day after mailing.

18.      ENTIRE AGREEMENT

The terms and conditions contained in this Agreement, including its appendices, supersede all prior oral or written understandings between the parties and constitute the entire Agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between Lucent or any of its affiliates and Reseller or any of its affiliates. This Agreement shall not be modified or amended except by a writing signed by an authorized representative of the party to be charged.

         IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.


LUCENT TECHNOLOGIES INC.            SPANLINK COMMUNICATIONS


By:                                 By:    /s/ T. E. Briggs

Name:                               Name:  Timothy E. Briggs

Title:                              Title: Vice President & CFO

INACOM COMMUNICATIONS, INC.


By:

Name:

Title:

Appendix A: Products, Licensed Materials, Area, and License

A.       Products:
         Intuity Conversant

B.       Licensed Materials:
         Intuity Conversant

C.       Authorized Area:
         National

D. Territory: "Territory" means the United States of America, including the District of Columbia but excluding the Commonwealth of Puerto Rico and all other territories, protectorates and possessions of the United States of America.

E.       License:

The following is the limited use end-user system software license referred to in
Section 7.3 of this Agreement:

                        END USER SYSTEM SOFTWARE LICENSE
                     LIMITED WARRANTY AND LIMITED LIABILITY

         Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

         Software. Lucent Technologies warrants that if the Software does not substantially conform to its specifications, the end-user customer ("You) may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Lucent Technologies installation instructions. Upon determining that the returned Software is eligible for warranty coverage, Lucent Technologies will either replace the Software or, at Lucent Technologies's option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

         DISCLAIMER OF WARRANTIES. LUCENT TECHNOLOGIES MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN TIES AGREEMENT. LUCENT TECHNOLOGIES DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND LUCENT TECHNOLOGIES WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

         EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY LUCENT TECHNOLOGIES'S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND LUCENT TECHNOLOGIES'S ENTIRE LIABILITY ARISING FROM OR RELATING TO TIES LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $ 10,000. LUCENT TECHNOLOGIES SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF LUCENT TECHNOLOGIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LUCENT TECHNOLOGIES IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

         Lucent Technologies grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Lucent Technologies and [Reseller]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Lucent Technologies. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

         You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

         If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

Appendix B: Conversant Training


Course No.              Description

BTT509H        INTUITY CONVERSANT Install & Maintenance

BTC128H        Introduction To Scriptbuilder

BTC301H        INTUITY CONVERSANT VIS Advanced Scriptbuilder

BTC130H        INTUITY CONVERSANT Graphical Designer For New Application Design
               Customers

BTC302H        INTUITY CONVERSANT Graphical Designer For Experienced
               Scriptbuilder Users

BTC201H        Scriptbuilder Host Application Development Workshop

BTC421M        CONVERSANT VIS 5.0/6.0 IBM Host Interface

BTC437M        CONVERSANT VIS 6.0 Hardware & Admin Overview